Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(167,121)
Unrealized Gain (Loss) on Market Value of Commodity Futures	688,002
Dividend Income	24,538
Interest Income	12,826
ETF Transaction Fees	1,050
Total Income (Loss)	$559,295

Expenses
General Partner Management Fees	$5,530
Professional Fees	13,383
Brokerage Commissions	561
Directors' Fees and insurance	1,637
License fees	139
Total Expenses	$21,250
Net Income (Loss)	$538,045

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 10/1/25	$10,445,121
Additions (550,000 Shares)	4,274,756
Net Income (Loss)	538,045

Net Asset Value End of Month	$15,257,922
Net Asset Value Per Share (1,900,000 Shares)	$8.03

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596